UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2011

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49995
(Commission File Number)

71-0867623
(IRS Employer Identification No.)

Suite 835 – 1100 Melville Street, Vancouver, British Columbia  V6E 4A6
(Address of principal executive offices and Zip Code)

604.568.2496
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 7, 2010, we entered into an independent contractor agreement with Jeffrey Finkelstein and JBD Consulting Ltd., whereby JBD Consulting Ltd. and Jeffrey Finkelstein have agreed to provide consulting services to our company in consideration for, among other things: (i)  a monthly cash fee of Cdn$12,500, due at the end of the month; and (ii) the grant of options to purchase 150,000 shares of our common stock at an exercise price equal to the closing price on the effective date of the consulting agreement (last sale of the day on the OTC Bulletin Board).  By its terms, the Agreement is subject to approval by our shareholders and the TSX Venture Exchange.

Please review the consulting agreement, filed as Exhibit 10.1 to this current report on Form 8-K, for a complete description of all of its terms and conditions.

Item 3.02	Unregistered Sale of Equity Securities

On January 7, 2011, we granted stock options to one consultant to purchase 150,000 shares of our common stock at an exercise price of $0.80 per share, exercisable until January 7, 2014.  The options are subject to vesting provisions as set forth in the stock option agreement dated January 7, 2011.  We issued the stock options to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 7, 2011, Valerie Helsing resigned from her office as our Chief Financial Officer.  Effective immediately upon Ms. Helsing’s resignation we appointed Jeffrey Finkelstein as our Chief Financial Officer.

Jeffrey Finkelstein

Mr. Finkelstein is a Chartered Accountant with over 20 years financial experience working primarily in the mining and technology sectors.  He was Chief Financial Officer of Sierra Geothermal Power Corp. from April 2008 to September 2010.  He held positions of Chief Financial Officer and Controller of SmarTire Systems from February 1999 to March 2008.  From May 1996 to February 1999, he held the positions of Controller for Silver Standard Resources and Golden Knight Resources.

Mr. Finkelstein received his CA designation in 2000 and holds a BA in economics and commerce from the University of Manitoba (1982 and 1985 respectively).

Family Relationships

There are no family relationships between Jeffrey Finkelstein and any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction with Mr. Finkelstein since the beginning of our last fiscal year, nor are we a party to any currently proposed transaction with Mr. Finkelstein, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1           Consulting Agreement dated January 7, 2011 with JBD Consulting Ltd. and Jeffrey Finkelstein.

99.1           News Release dated January 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

By: /s/ Ken Hicks
Ken Hicks
President
January 11, 2011